UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007

CARDIMA, INC
(Exact name of registrant as specified in its charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47266 Benicia Street, Fremont, California, 94538
(Address of principal executive offices) (zip code)

(510) 354-0300
 (Registrant's telephone number, including area code)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On December 17, 2007, Cardima, Inc. (the “Company”) consummated a transaction whereby the Company entered into a series of Subscription Agreements (the “Subscription Agreement”) with certain accredited investors (collectively, the “Investors”) providing for the sale by the Company to the Investors of (i) a total of 18,000,000 shares of the Company’s Common Stock in the aggregate principal amount of $9,000,000  (the “Shares”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 2,700,000 shares of the Company’s Common Stock at an exercise price of $0.55.

The Warrants have an exercise price equal of $0.55. At the option of the Company, the Company may force the Holder to exercise the Warrant at a price per share equal to $0.55, provided that (i) the Company’s Common Stock is trading at a price equal to or more than $1.00 for a period of fifteen (15) consecutive trading days ending on the date preceding the date the Company sends a notice to the Holder in which it announces its intention to force the exercise of the Warrants and (ii) a registration statement is in effect with respect to the Warrant Shares.   The Warrants have an expiration date of 5 years from the date of issuance.

Pursuant to the Subscription Agreement, the Company has agreed to use its best efforts to secure effectiveness of, as soon as reasonably practicable after the issuance and delivery of the Shares and Warrants, a registration statement on Form SB-2.

Apix International Limited (“Apix”) acted as placement agent for the transaction.  Apix is owned by Robert Cheney who is the Chief Executive Officer and a Director of the Company. In consideration for the services provided, the Company has entered into a Funding Agreement with Apix whereby the Company agreed to: (i) pay a placement fee of 5% of gross proceeds, payable in the Company’s common shares issued at $0.50 per share; (ii) grant two million warrants to purchase shares of the Company’s Common Stock for a period of five years at an exercise price of $0.55; and (iii) reimburse Apix’s expenses totaling $75,000.  Subsequently the Funding Agreement was amended by the Company and Apix in which Apix waived its five-percent common share placement fee and  accepted for its services rendered; (i) an additional one million warrants (total three million warrants) to purchase shares of the Company’s common stock at an exercise price of $0.55; and (ii) all rights, title and interest in a loan totaling $360,000, including accrued interest, owed to the Company by Phil Radlick, with a guarantee by the Company that the minimum recoverable value of the loan is not less than $100,000.  In the event the actual amount recovered is less than $100,000, the Company agrees to pay to Apix the amount of shortfall on or before December 18, 2008.  The other terms of the Funding Agreement remain the same.

Item 3.02                       Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company issued Common Stock and Warrants. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and/or Section 4(2) of the Act.

Item 9.01                       Financial Statements and Exhibits

Exhibit Number	Description
4.1	Form of Subscription Agreement
4.3	Form of Warrant
4.4 4.5	Funding Agreement between the Company and Apix Amendment to Funding Agreement between the Company and Apix

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDIMA, INC

December 20, 2007	By:	/s/ Chris Mark
Chris Mak
Chief Financial Officer

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